SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2010

TRANS WORLD ENTERTAINMENT CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-14818	14-1541629
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	identification No.)

38 Corporate Circle, Albany, New York		12203
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (518) 452-1242

None
(Former name or former address, if changed since last report.)

Item 5.07. Submission of Matters to a Vote of Security Holders

Trans World Entertainment Corporation held its Annual Meeting of Shareholders on June 16, 2010 at which Robert J. Higgins and Joseph Morone were reelected to the Board. Each of these directors will serve a term of office of three years. The certified results of the matters voted upon at the meeting, which are more fully described in our proxy statement, are as follows:

Description of Matters Submitted

Proposal No. 1 Election of Directors	For	Withheld	Broker Non-Votes

Robert J. Higgins	26,403,861	23,404	4,968,174
Joseph Morone	26,412,922	14,343	4,968,174

ITEM 7.01 Regulation FD Disclosure.

After the adjournment of the Annual Shareholders meeting, Robert J. Higgins discussed the current state of the Company. After his comments there was a series of questions and answers concerning property the Company owns in Miami, Florida. During the exchange Mr. Higgins stated that, in his opinion, the property had a value of $18.5 million with a mortgage on the property of $3 million. It was further noted that the Company’s Revolving Credit Agreement restricts the Company from paying a dividend to shareholders with any proceeds from the sale or financing of the property.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANS WORLD ENTERTAINMENT CORPORATION

/s/ John J. Sullivan
Date: June 18, 2010	John J. Sullivan
Executive Vice President-Finance, Chief Financial Officer and Secretary